Exhibit 32.2

Certification of Acting Co-CFOs Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q/A of GAMCO Investors, Inc. (the “Company”) for the quarterly period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Diane M. LaPointe and Kieran Caterina, as Acting Co-Chief Financial Officers of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Diane M. LaPointe	/s/ Kieran Caterina
Name: Diane M. LaPointe	Name: Kieran Caterina
Title: Acting Co-Chief Financial Officer	Title: Acting Co-Chief Financial Officer
Date: November 9, 2007	Date: November 9, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.